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NORTHRIM BANK

EMPLOYEE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN

I.
GENERAL PROVISIONS

    1.  Purpose of the Plan.  The purpose of this Plan is to provide additional incentives to selected eligible key officers of Northrim Bank (the "Bank") and future subsidiaries of the Bank, thereby helping to attract and retain the best available personnel for positions of responsibility with such corporations and otherwise promoting the success of the business activities of such corporations. The incentives will be in the form of options to purchase shares of the Bank's common stock and/or restricted stock awards of the Bank's common stock.

    2.  Definitions.  As used in this Plan, the following definitions shall apply:

      (a) "Award" or "Restricted Stock Award" shall mean Common Stock of the Bank granted to an Employee pursuant to and subject to the limitations described in the Restricted Stock Award provisions of this Plan (Part III).

      (b) "Bank" shall mean Northrim Bank, a state-chartered commercial bank located in Anchorage, Alaska.

      (c) "Board shall mean the Board of Directors of the Bank.

      (d) "Common Stock" shall mean the Bank's common stock.

      (e) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of this Part I.

      (f)  "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Committee.

      (g) "Employee" shall mean any person employed by the Bank or any Parent or Subsidiary of the Bank that now exists or is hereafter organized or acquired by the Bank.

      (h) "Employer" shall mean the Bank or any Parent or Subsidiary of the Bank that now exists or hereafter organized or acquired by the Bank.

      (i)  "Grantee" shall mean any Employee who receives an Award.

      (j)  "Incentive Stock Options" shall mean incentive stock options within the meaning of Section 422A of the Internal Revenue Code, as now in effect or as hereafter amended.

      (k) "Nonqualified Stock Options" shall mean any options granted pursuant to this Plan that are not Incentive Stock Options.

      (l)  "Option" shall mean a right to purchase Common Stock of the Bank pursuant to the Stock Option provisions of this Plan (Part II). Options shall include both Incentive Stock Options and Nonqualified Stock Options.

      (m) "Optioned Stock" shall mean the Common Stock subject to an option.

      (n) "Optionee" shall mean an Employee who receives an Option.

      (o) "Plan" shall mean this Plan, including without limitation both the Stock Option and Restricted Stock Award provisions of this Plan.

      (p) "Parent" shall mean any corporation having a relationship with the Bank as described in Section 425(e) of the Internal Revenue Code.

      (q) "Shareholder-Employee" shall mean an Employee who owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Employer or of any Parent or Subsidiary. For this purpose, the attribution of stock ownership rules provided in Section 425(d) of the Internal Revenue Code shall apply.

      (r) "Subsidiary" shall mean any corporation having a relationship with the Bank as described in Section 425(f) of the Internal Revenue Code.

    3.  Shares Subject to the Plan.

      (a) Total Shares Available. The number of shares that may be issued and sold pursuant to Options granted under the Stock Option provisions of this Plan (Part II) and that may be issued pursuant to the Restricted Stock Award provisions of this Plan (Part III) shall not, in the aggregate, exceed 373,489 shares of the Common Stock of the Bank.

      Common Stock issued under this Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Bank. If any Options granted under this Plan shall, for any reason, expire without having been exercised in full, or if any Awards shall, for any reason, be forfeited or canceled, the Common Stock not purchased under such options, or so forfeited, shall be available again for the purposes of this Plan.

      (b) Adjustments to Shares Available. The number of shares of Common Stock covered by each outstanding Option and Award, the number of shares of Common Stock available for grant of additional Options and Awards, and the price per share of Common Stock specified in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split or other subdivision or consolidation of shares, the payment of any stock dividend (but only on the Common Stock), or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Bank; provided, however, that conversion of any convertible securities of the Bank shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

      No Option shall be adjusted by the Committee pursuant to this Section 3 in a manner that causes the Option, if an Incentive Stock Option, to fail to continue to qualify as an Incentive Stock Option.

    4.  Administration of the Plan.

      (a) The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other Committee as shall be appointed by the Board. The Committee shall consist of not less than three members of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution for existing members, and fill vacancies (however caused). In appointing members to such Committee, the Board shall consider whether to appoint individuals qualifying as (a) "outside directors," as such term is used in Section 162(m) of the Internal Revenue Code, and (b) "non-employee directors" as such term is used in Rule 16b-3 as issued by the Securities and Exchange Commission. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

      At all times, a majority of the members of the Committee shall consist of members of the Board who are not eligible to receive Options or Awards under the Plan. Members of the Committee who are either eligible for Options or Awards or who have been granted Options or Awards shall be counted for all purposes in determining the existence of a quorum at any meeting of the Committee and shall be eligible to vote on all matters before the Committee respecting the granting of Options or Awards or administration of this Plan, except only that such members shall not vote or otherwise act upon the grant or the modification of the terms of any Option or Award granted or to be granted to himself or herself.

      At least annually, the Committee shall present a written report to the Board indicating the Employees to whom Options and Awards have been granted since the date of the last such report, and, in each case, the date or dates of Options and Awards granted, the number of shares optioned and awarded, and the Option price and Award value per share.

      The Board further shall have the power at any time to remove all members of the Committee and thereafter to directly administer this Plan as a Committee of the whole. In such event, all references in the Plan to the "Committee" shall refer to the Board.

      (b) Powers of the Committee. Subject to the provisions and limitations of this Plan, the Committee shall have the authority and discretion:

        (1) to determine the Employees to whom Options and Awards are to be granted, the times of grant, and the number of shares to be represented by each Option and Award;

        (2) to determine the Option price for the shares of Common Stock to be issued pursuant to each Option, subject to the provisions of Subparagraph 3(b) of Part II of this Plan in the case of Incentive Stock Options;

        (3) to determine all other terms and conditions of each Option and Award granted under this Plan, which need not be identical;

        (4) to modify or amend the terms of any Option or Award previously granted, or to grant substitute Options or Awards;

        (5) to interpret this Plan;

        (6) to authorize any person or persons to execute and deliver Option and Award agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Options and Awards by the Committee;

        (7) to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer the Plan in accordance with its terms and conditions and applicable law.

      All actions of the Committee shall be either by (i) a majority vote of the members of the full Committee at a meeting of the Committee, or (ii) by unanimous written consent of all members of the full Committee without a meeting of the Committee.

      All decisions, determinations, and interpretations of the Committee shall be final and binding upon all persons, including all Optionees, Grantees and any other holders or persons interested in any Option or Award, unless otherwise expressly determined by a vote of the majority of the entire

  Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan, an Option or an Award.

II.
STOCK OPTIONS

    1.  Nonqualified Stock Options and Incentive Stock Options.  Options in the form of Nonqualified Stock Options and Options that qualify as Incentive Stock Options may be granted under the Plan.

    2.  Eligibility.  Options may be granted only to Employees whom the Committee, in its discretion, determines to be key Employees of the Bank, a Parent or Subsidiary. Granting of Options pursuant to this Plan shall be entirely discretionary with the Committee, and the adoption of this Plan shall not confer upon any Employee any right to receive any Option or Options pursuant to this Plan unless and until such Options are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Options pursuant to this Plan shall confer upon any Employee or Optionee any right with respect to continuation of employment, nor shall the same interfere in any way with his or her right (or with the right of the Bank or a Subsidiary or a Parent) to terminate his or her employment at any time.

    3.  Terms and Conditions of Options.  All Options granted pursuant to this Plan must be authorized by the Committee, and must be documented in written agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to all of the following terms and conditions:

      (a) Number of Shares; Annual Limitation. Each Option agreement shall state the number of shares subject to Option. Any number of Options may be granted to a single eligible Employee at any time and from time to time; except in the case of Incentive Stock Options, the aggregate fair market value (determined as of the time each Option is granted) of all shares of Common Stock with respect to which Options are exercisable for the first time by such Employee in any one calendar year (under all Incentive Stock Option plans of the Bank, its Parent and all of its Subsidiaries taken together) shall not exceed $100,000.

      (b) Option Price and Consideration. The Option price for the shares of Common Stock to be issued pursuant to the Option shall be such price as is determined by the Committee, but, in the case of Incentive Stock Options, shall in no event be less than the fair market value of the Common Stock on the date of grant of the Incentive Stock Option.

      In the case of an Incentive Stock Option granted to an Employee, who, immediately before the grant of such Incentive Stock Option, is a Shareholder-Employee, the Incentive Stock Option price shall be at least 110% of the fair market value of the Common Stock on the date of grant of the Incentive Stock Option. The fair market value shall be determined by the Committee in its discretion; provided, however, that in the event that there is a public market for the Common Stock, the fair market value shall be the mean of the bid and asked prices of the Common Stock as of the date of grant as reported on the National Association of Securities Dealers Automatic Quotation System (NASDAQ), or, in the event the Common Stock is listed on a stock exchange, the closing price on the exchange as of the date of grant of the Option.

      The Option price shall be payable either (i) in United States dollars upon exercise of the Option, or (ii) if so determined by the Committee and specified in the Option agreement, in other property, including, without limitation, Common Stock of the Bank at its fair market value on the date of exercise.

      (c) Term of Option. No Stock Option granted pursuant to this Plan shall in any event be exercisable after the expiration of ten (10) years from the date such Option is granted, except that the term of an Incentive Stock Option granted to an Employee who, immediately before such Incentive Stock Option is granted, is a Shareholder-Employee, shall be for not more than five (5) years from the date of grant of the Incentive Stock Option. Subject to the foregoing and other applicable provisions of this Plan, the term of each Option shall be determined by the Committee in its discretion.

      (d) Manner of Exercise: Cashless Exercise. An Option shall be deemed to be exercised when written notice of exercise has been given to the Bank in accordance with the terms of the Option by the person entitled to exercise the Option, together with full payment for the shares of Common Stock subject to such notice. The Committee may, in its discretion, allow for the cashless exercise of an Option whereby an Optionee, subject to (i) the requirements of Rule 16b-3 as promulgated by the Securities and Exchange Commission, Regulations of the Federal Reserve Board, federal income tax laws, and any other applicable laws, (ii) the terms of any written agreements executed in connection with the grant of any such Option; and (iii) any procedures and policies established from time to time by the Committee, can exercise an Option or a portion thereof without making a direct payment of the Option price to the Employer.

      (e) Death of Optionee. In the event of the death of an Optionee who at the time of his or her death was an Employee and who had been in Continuous Status as an Employee since the date of grant of the Option, the Option shall, whether or not otherwise exercisable on the date of death, become immediately exercisable and shall thereafter terminate on the earlier of (i) five years after the date of death of the Optionee, or (ii) the expiration date otherwise provided in the Option agreement, except that in no event will any Nonqualified Stock Option expire before the end of the 90-day period immediately following the Optionee's death. The Option rights shall be exercisable at any time prior to such termination by the Optionee's estate, or by such person or persons who have acquired the right to exercise the Option by bequest or by inheritance or by reason of the death of the Optionee.

      (f)  Disability of Optionee. If an Optionee's status as an Employee is terminated at any time during the Option period by reason of a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), and if such Optionee had been in Continuous Status as an Employee since the date of grant of the Option, the Option shall, whether or not otherwise exercisable on that date of such termination, become immediately exercisable and shall thereafter terminate on the earlier of (i) five years after the date of termination of the Optionee's status as an Employee or (ii) the expiration date otherwise provided in the Option agreement; except that in no event will an Incentive Stock Option be exercisable more than 12 months from the date of termination of the Optionee's status as an Employee. The Option shall be exercisable by the Optionee at any time prior to such termination date.

      (g) Termination of Status as an Employee.

        (1) Except as described in (g)(2) and (g)(3) below, if an Optionee's status as an Employee is terminated at any time after the grant of his or her Option for any reason other than death, disability, as provided in (e) or (f) above, his or her Option shall terminate on the earlier of (i) the same day of the third month after the date of termination of his or her status as an Employee, or (ii) the expiration date otherwise provided in his or her Option agreement. The Option shall be exercisable by the Optionee at any time prior to such termination date, but only to the extent that it was exercisable by the Optionee on the date of the termination of employment.

        (2) In the case of Nonqualified Stock Options, if an Optionee's status as an Employee is terminated at any time after the grant of his or her Nonqualified Option by reason of retirement, in accordance with the retirement policy of the Employer, his or her Nonqualified Stock Option shall terminate on the earlier of (i) five years after the date of his or her retirement, or (ii) the expiration date otherwise provided in his or her Option agreement.

        (3) If an Optionee's status as an Employee is terminated at any time after the grant of his or her Option by reason of fraud or willful misconduct, then his or her Option shall terminate on the date of termination of his or her status as an Employee.

      (h) Non-Transferability of Options. An Option granted pursuant to this Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

      (i)  Date of Grant of Option. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Such date of grant shall be specified in the Option agreement.

      (j)  Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option granted under this Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Alaska Securities Act or applicable securities statutes of other states, the rules and regulations promulgated under all such statutes, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Bank with respect to such compliance.

      As a condition to the exercise of an Option, the Bank may require the person exercising such Option to represent and warrant at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such Common Stock if, in the opinion of counsel for the Bank, such a representation is required by any applicable law.

      (k) Merger, Sale of Assets, etc. In the event of a proposed merger of the Bank with or into any other corporation, or in the event of a proposed sale of substantially all of the assets of the Bank, or in the event of a proposed dissolution or liquidation of the Bank, the Committee may, in the exercise of its sole discretion, terminate all outstanding Options as of a date fixed by the Committee. In such event, however, the Committee shall notify each Optionee of such action in writing not less than sixty (60) days prior to the termination date fixed by the Committee, and each Optionee shall have the right to exercise his or her Option prior to such termination date.

      (l)  Substitute Stock Options. In connection with the acquisition or proposed acquisition by the Bank or any Subsidiary, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business any employees of which have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Optionee substantially the same benefits as the old option;

  provided, however, that the issuance of any new Incentive Stock Option for an old incentive stock option shall satisfy the requirements of Section 425(a) of the Internal Revenue Code.

      (m) Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any Option or the disposition of any shares of Common Stock issued upon exercise of an Option, including, but not limited to, (i) withholding from any Optionee exercising an Option a number of shares of Common Stock having a fair market value equal to the amount required to be withheld by the Employer under applicable tax laws, and (ii) withholding from any form of compensation or other amount due an Optionee or holder of shares of Common Stock issued upon exercise of an Option any amount required to be withheld by the Employer under applicable tax laws. Withholding or reporting shall be considered required for purposes of this subparagraph if any tax deduction or other favorable tax treatment available to Employer is conditioned upon such reporting or withholding.

      (n) Other Provisions. Option agreements executed pursuant to this Plan may contain such other provisions as the Committee shall deem advisable, provided, in the case of Incentive Stock Options, that the provisions are not inconsistent with the provisions of Section 422A of the Internal Revenue Code or with any of the other terms and conditions of this Plan.

III.
RESTRICTED STOCK

    1.  Restricted Stock Awards.  Common Stock of the Bank may be awarded to an eligible Employee in the form of a Restricted Stock Award pursuant to the provisions and subject to the limitations of this Part III.

    2.  Eligibility.  Eligibility for the grant of a Restricted Stock Award under this Part III shall be determined as provided in Section 2 of Part II of the Plan.

    3.  Shares Subject to Award.  The shares of Common Stock subject to Restricted Stock Awards are as stated in Section 3 of Part I.

    4.  Escrow.  Stock certificates evidencing shares of Common Stock granted as a Restricted Stock Award shall be issued in the name of the Grantee and deposited in escrow with      (the "Escrow Agent") to be held by the Escrow Agent subject to the terms hereof and subject to delivery to the Grantee or redelivery to the Escrow Agent in accordance with the terms and provisions of this Part III. By acceptance of the Award, the Grantee grants an irrevocable power of attorney to the Escrow Agent to transfer and deliver such Common Stock and stock certificates evidencing the same in accordance with the terms and provisions hereof and the directions of the Committee given pursuant to this Plan.

    5.  Dividends and Voting Rights.  During the period while the stock certificates evidencing restricted stock are held in escrow as provided in this Plan, all dividends payable with respect to such stock shall be paid by the Escrow Agent directly to the Grantee named therein and such Grantee shall be entitled to exercise all voting rights with respect to such stock, all in the same manner and to the full extent as though such stock were held by the Grantee free of the escrow.

    6.  Escrow Stock Not Transferable.  No transfer or other disposition of Common Stock held in escrow under this Plan may be made by the Grantee so long as such stock is held under and remains subject to the escrow.

    7.  Release of Stock From Escrow.  Common Stock held in escrow pursuant to the provisions of this Part III shall be released from such escrow by the delivery of the stock certificate evidencing such shares to the Grantee (or, in the case of death or disability of the Grantee, to the Grantee's estate or legal guardian) at:

      (a) The completion by the Grantee of such number of years of Continuous Status as an Employee measured from the date of the Award as the Committee shall determine;

      (b) The death of the Grantee;

      (c) The determination by the Committee, acting in its sole discretion, to authorize the release of such stock to the Grantee upon the occurrence of any event that the Committee determines to warrant such release; or

      (d) The occurrence of a change in control of the Bank. The term "control" shall refer to the acquisition of 20 percent or more of the voting securities of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that for the purposes of this subsection no change in control shall be deemed to have occurred if prior to the acquisition of, or offer to acquire, 20 percent or more of the voting securities of the Bank, the full Board of Directors shall have adopted by not less than a two-thirds vote a resolution specifically approving such acquisition or offer. For purposes of this subsection, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

    8.  Termination of Employment.  In the event of the termination of employment of the Grantee during the period that any Common Stock is held in escrow hereunder for the Grantee's account, other than by reason of death, normal retirement or approved early retirement (and such Common Stock is not then subject to release under items (a), (b) or (c) of Section 7 above), such stock shall be forfeited to the Bank and all rights of the Grantee with respect thereto terminated, unless, in the case of termination by act of the Bank, the Committee, within thirty (30) days following such termination, authorizes the release of such Common Stock to such Grantee under the authority granted to it by item (d) of Section 7. Upon the expiration of such thirty (30) day period without action by the Committee to release such Common Stock to the Grantee, the Common Stock shall be deemed forfeited and the stock certificates evidencing the same shall be redelivered to the Bank, whereupon they shall be canceled and retired.

IV.
ADOPTION, AMENDMENT AND TERMINATION PROVISIONS

    1.  Term of the Plan.  This Plan shall become effective on the earlier of (i) the date of adoption of this Plan by the Board; or (ii) the date of shareholder approval of the Plan as hereinafter set forth in this Part IV. Unless sooner terminated as provided below, the Plan shall terminate on the tenth anniversary of its effective date. Options may be granted at any time after the effective date and prior to the date of termination of the Plan.

    2.  Amendment or Early Termination of the Plan.

      (a) Amendment or Early Termination. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding shares of the Common Stock, no such revision or amendment shall:

         (i) increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3 of Part I, or

        (ii) change the designation of the class of Employees eligible to be granted Options or Awards

        (iii) become effective if such approval is required under any applicable law or regulation.

      (b) Effect of Amendment or Termination. No amendment or termination of the Plan shall affect Options or Awards granted prior to such amendment or termination, and all such Options and Awards shall remain in full force and effect notwithstanding such amendment or termination.

    3.  Shareholder Approval. Continuance of the Plan shall be subject to approval of the Plan by affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Bank at a duly convened meeting of the shareholders of the Bank, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

CERTIFICATE OF ADOPTION

    I certify that the foregoing Plan was adopted by the Board of Directors of Northrim Bank on  October 8, 1990. One amendment to the Plan was approved and adopted by the Board of Directors of Northrim Bank on February 3, 1994, and the Shareholders of Northrim Bank on May 5, 1994.

    I certify that an amendment to the Plan was approved and adopted by the Board of Directors of Northrim Bank on July 7, 1994.

    I certify that an amendment to the Plan was approved and adopted by the Board of Directors of Northrim Bank on November 2, 1995.

    I certify that an amendment to the Plan was approved and adopted by the Board of Directors of Northrim Bank on January 8, 1998.

    I certify that an amendment to the Plan was approved and adopted by the Board of Directors of Northrim Bank on February 5, 1998, and the Shareholders of Northrim Bank on May 7, 1998.

/s/ Mary A. Finkle Secretary

AMENDMENT TO
NORTHRIM BANK
EMPLOYEE STOCK AND
RESTRICTED STOCK AWARD PLAN

    This Amendment to the Northrim Bank Employee Stock Option and Restricted Stock Award Plan (the "Plan") is made effective as set forth below. The purpose of the Amendment is to increase the number of Northrim Bank (the "Bank") shares available for issuance under the Plan by 100,000 from 273,489 to 373,489 shares of common stock.

    The Plan is hereby amended as follows:

    Part I, Section 3(a) is amended to read:

    "(a)  Total Shares Available.

    The number of shares that may be issued and sold pursuant to Options granted under the Stock Option provisions of this Plan (Part II) and that may be issued pursuant to the Restricted Stock Award provisions of this Plan (Part III) shall not, in the aggregate, exceed 373,489 shares of the Common Stock of the Bank.

    Common Stock issued under this Plan may be either authorized or unissued shares or shares issued and thereafter acquired by the Bank. If any Options granted under the Plan shall, for any reason, expire without having been exercised in full, or if any Awards shall, for any reason, be forfeited or canceled, the Common Stock not purchased under such options, or so forfeited shall be available again for the purposes of this Plan."

    The foregoing amendment to the Plan shall not affect any Option or Award outstanding at the effective date hereof. The effective date shall be the date approved by the Board of Directors of the Bank, subject to subsequent approval by the shareholders of the Bank.

NORTHRIM BANK

By:	/s/ Marc Langland
Its:	President & CEO
Date of Approval by the Board of Directors: February 5, 1998.
Date of Approval by Shareholders: May 7, 1998.

QuickLinks

NORTHRIM BANK EMPLOYEE STOCK OPTION AND RESTRICTED STOCK AWARD PLAN
I. GENERAL PROVISIONS
II. STOCK OPTIONS
III. RESTRICTED STOCK
IV. ADOPTION, AMENDMENT AND TERMINATION PROVISIONS
CERTIFICATE OF ADOPTION
AMENDMENT TO NORTHRIM BANK EMPLOYEE STOCK AND RESTRICTED STOCK AWARD PLAN